Exhibit 99.1

Investor Relations Contact:

Karen Fisher

DivX, Inc.

858-882-6415

kfisher@divxcorp.com

Media Contact:

Jennifer Baumgartner

DivX, Inc.

503-901-5371

Jbaumgartner@divxcorp.com

DivX, Inc. Reports First Quarter 2010 Financial Results

Company Delivers Solid Quarter with $23.3 Million in Revenue and $0.10 in Non-GAAP EPS

Emerging Products Diversification Key Driver for Revenue Growth

Balance Sheet Remains Strong with $139.2 Million or $4.23 per Share in

Cash and Investments

SAN DIEGO, CA – April 28, 2010 — DivX, Inc. (NASDAQ:DIVX), a leading digital media company, today announced results for the first quarter ended March 31, 2010.

The Company reported revenues for the first quarter of $23.3 million, comprised of approximately $21.0 million of technology licensing revenues and $2.3 million of media and other distribution and services revenues. This compares to revenues of $18.7 million reported for the same period a year ago, which included $18.6 million of technology licensing revenues.

“We entered 2010 on a positive note with both solid financial and operational performance in our first quarter,” stated Kevin Hell, Chief Executive Officer for DivX. “We have significantly expanded our DivX ecosystem of devices and software, diversified our core licensing business beyond DVD players, and broadened our premium content offerings through partnerships with Hollywood studios and online storefronts.”

GAAP net income in the first quarter of 2010 was approximately $1.3 million, or $0.04 per diluted share. DivX generated non-GAAP net income of approximately $3.2 million, or $0.10 per diluted share. Non-GAAP net income and earnings per diluted share exclude the following expenses:

1.	Non-cash share-based compensation of approximately $2.4 million ($1.5 million, or $0.04 per diluted share, net of related taxes);

2.	The scheduled amortization of purchased intangible assets related to the acquisition of MainConcept of $510,000 ($312,000, or $0.01 per diluted share, net of related taxes);

3.	The foreign exchange impact on our Euro-denominated intercompany loan of $137,000 ($84,000, or less than $0.01 per diluted share, net of related taxes);

4.	The impact of contingent consideration fair value adjustments related to the acquisition of AnySource Media of $276,000 ($169,000, or $0.01 per diluted share, net of related taxes); and

5.	A non-cash benefit of $131,000, or less than $0.01 per diluted share, related to adjustments to our deferred tax assets primarily related to certain California tax law changes.

“Our seasonally strong Q1 results reflect strength in emerging products, the positive in-quarter impact of certain key OEM license renewals, and the continuing strength of Google Chrome distribution and our MainConcept commercial licensing business,” added Dan Halvorson, Chief Financial Officer and Executive Vice President, Operations. “As we look toward the balance of the year, we will continue to invest as appropriate while being mindful of the ongoing fragile macro-economic recovery. Consistent with this investment approach, we anticipate an investment in DivX TV of approximately $1.5 million per quarter for the remainder of 2010. Our current balance sheet is strong with $139.2 million of cash and investments, or $4.23 per share.”

Second Quarter 2010 Fiscal Outlook

The following table summarizes the Company’s financial guidance for the second quarter of 2010, its historic seasonably low quarter. The following estimates are based on the Company’s current business outlook as of the date of this press release:

Q2’10 Guidance
Revenue (in millions)	$17.0 - $18.0
GAAP earnings (loss) per share, diluted	($0.08) - ($0.06)
Adjustments:
Non-cash share-based compensation expense, net of related taxes	$0.05
Amortization of purchased intangibles and contingent consideration adjustments, net of related taxes	$0.01

Non-GAAP earnings (loss) per share, diluted	($0.02) -$0.00

These estimates are based on:

1.	Expected revenues for technology licensing of approximately 85% of total revenue for the second quarter of 2010; and revenues for media and other distribution and services of approximately 15% of total revenues for the second quarter of 2010;

2.	A projected effective tax rate of approximately 40% for the second quarter of 2010 which is dependent on the effective tax rates in our various domestic and foreign jurisdictions;

3.	Anticipated non-cash share-based compensation expense of approximately $2.7 million ($1.6 million, or $0.05 per diluted share, net of related taxes) for the second quarter of 2010; and

4.	The scheduled amortization of purchased intangible assets related to the acquisition of MainConcept and contingent consideration fair value adjustments related to the acquisition of AnySource Media of approximately $600,000 ($360,000, or $0.01 per diluted share, net of related taxes) for the second quarter of 2010.

Quarterly Conference Call

DivX management will host a conference call and simultaneous audio webcast to discuss its first quarter 2010 results on April 28 at 1:30 p.m. Pacific Time or 4:30 p.m. Eastern Time. To participate in the call, please dial 877-303-3149 or outside the U.S. 408-427-3857 to access the conference call at least five minutes prior to the start time. A live audio webcast will be available on the Events and Presentations page of the Company’s web site at http://investors.divx.com.

In addition, an audio replay of the call will be available between 7:30 p.m. Eastern Time April 28, 2010 and Midnight, Eastern Time May 5, 2010 by calling 800-642-1687 or 706-645-9291, with conference ID 69865767.

About DivX, Inc.

DivX, Inc. is a leading digital media company that enables consumers to enjoy a high-quality video experience across any kind of device. DivX creates, distributes and licenses digital video technologies that span the “three screens” comprising today’s consumer media environment — the PC, the television and mobile devices. Over 250 million DivX devices have shipped into the market from leading consumer electronics manufacturers. DivX also offers content providers and publishers a complete solution for the distribution of secure, high-quality digital video content. Driven by a globally recognized brand and a passionate community of hundreds of millions of consumers, DivX is simplifying the video experience to enable the digital home.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, references to the expected growth and earnings potential of the DivX business, the Company’s position in the digital media space, and anticipated financial results for the second quarter 2010. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause DivX’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to: the risk that customer use of DivX® technology may not grow as anticipated; the risk that anticipated market opportunities may not materialize at expected levels, or at all; the risk that the Company’s activities may not result in the growth of profitable revenue; the risk that the Company’s financial performance for the second quarter 2010 may not meet expectations; risks and uncertainties related to the maintenance and strength of the DivX brand; DivX’s ability to penetrate existing and new markets; the effects of competition; DivX’s dependence on its licensees and partners; the effect of intellectual property rights claims; and other factors discussed in the “Risk Factors” section of DivX’s most recent reports filed with the SEC. All forward-looking statements are qualified in their entirety by this cautionary statement. DivX is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise, other than as required under applicable securities laws.

Non-GAAP Financial Measures; GAAP EPS

DivX has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP net income (loss) and diluted earnings (loss) per share, which excludes non-cash share-based compensation expense, the amortization of purchased intangible assets, the foreign exchange impact of our Euro-denominated intercompany loan, the AnySource acquisition contingent consideration adjustments and the non-cash benefit/expense related to the change in value of certain deferred tax assets. This non-GAAP information is provided to enhance the reader’s overall understanding of our current financial performance and prospects for the future. Specifically, we believe this information provides useful comparative data by excluding non-cash share-based compensation expense, which may not be consistent from period-to-period. Also, we believe that the exclusion of amortization of purchased intangible assets, adjustments to the AnySource acquisition contingent consideration, the foreign exchange impact of our Euro-denominated intercompany loan, and the change in value of certain tax deferred assets provides useful comparative data by reflecting our business operations in a manner that is consistent with expected future operations. Management has historically used non-GAAP net income (loss) and non-GAAP earnings (loss) per diluted share when evaluating operating performance because we believe the exclusion of the items described above provides an additional measure of our core operating results and facilitates comparisons of our core operating performance against prior periods and our business model objectives. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

We will continue to evaluate the factors that might impact non-cash share-based compensation expense and accruals for income tax expense. The non-cash share-based compensation expense is expected to vary depending on the number of new grants issued to both current and new employees, and changes in the Company’s stock price, stock market volatility, expected option life, and risk-free interest rates (all of which are difficult to estimate). In addition, the factors that impact our deferred tax assets are expected to vary from period-to-period, also making our effective tax rate difficult to estimate.

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DivX, Inc.

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

	March 31, 2010	December 31, 2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$8,589	$14,883
Short-term investments	126,983	125,047
Accounts receivable, net	7,356	2,521
Deferred tax assets, current	1,025	1,025
Prepaid expenses and other current assets	9,967	6,080

Total current assets	153,920	149,556
Property and equipment, net	1,895	2,143
Long-term investments	3,659	3,779
Deferred tax assets, long-term	13,047	13,178
Purchased intangible assets, net	12,335	13,340
Goodwill	17,940	18,528
Other assets	6,862	7,074

Total assets	$209,658	$207,598

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$968	$1,853
Accrued expenses	10,274	8,399
Deferred revenue	4,228	5,350

Total current liabilities	15,470	15,602
Long-term liabilities	6,230	6,821

Total liabilities	21,700	22,423
Stockholders’ equity	187,958	185,175

Total liabilities and stockholders’ equity	$209,658	$207,598

DivX, Inc.

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2010	2009
Net revenues:
Technology licensing	$20,941	$18,606
Media and other distribution and services	2,314	71

Total net revenues	23,255	18,677
Cost of revenue:
Cost of technology licensing (excludes amortization of purchased developed intangibles)	2,218	2,411
Cost of media and other distribution and services	122	176

Total cost of revenues	2,340	2,587

Gross profit	20,915	16,090
Operating expenses:
Selling, general and administrative (1)	12,765	12,709
Product development (1)	6,651	4,701

Total operating expenses	19,416	17,410

Income (loss) from operations	1,499	(1,320)
Interest income (expense), net	401	594
Other income (expense), net	(113)	(390)

Income (loss) before income taxes	1,787	(1,116)
Income tax provision	531	316

Net income (loss)	$1,256	$(1,432)

Basic net earnings (loss) per share	$0.04	$(0.04)

Diluted net earnings (loss) per share	$0.04	$(0.04)

Shares used to compute basic net earnings (loss) per share	32,838	32,476

Shares used to compute diluted net earnings (loss) per share	33,199	32,476

(1) Includes share-based compensation as follows:
Selling, general and administrative	$1,791	$1,882
Product development	609	317

	$2,400	$2,199

DivX, Inc.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(in thousands, except per share data)

	Three Months Ended March 31,
	2010	2009
Net Income:
GAAP net income (loss)	$1,256	$(1,432)
Share-based compensation	2,400	2,199
Amortization of purchased intangible assets	510	511
Foreign exchange impact on Euro-denominated intercompany loan	137	313
Adjustments to the fair value of AnySource acquisition contingent consideration	276	—
Valuation allowance / adjustments on deferred tax assets	(131)	756
Income tax effects of pre-tax adjustments	(1,291)	(1,193)

Non-GAAP net income	$3,157	$1,154

Diluted earnings per share:
GAAP diluted earnings (loss) per share	$0.04	$(0.04)
Share-based compensation	0.07	0.07
Amortization of purchased intangible assets	0.02	0.02
Foreign exchange impact on Euro-denominated intercompany loan	—	0.01
Adjustments to the fair value of AnySource acquisition contingent consideration	0.01	—
Valuation allowance / adjustments on deferred tax assets	—	0.02
Income tax effects of pre-tax adjustments	(0.04)	(0.04)

Non-GAAP diluted earnings per share	$0.10	$0.04

Non-GAAP shares used to compute diluted net earnings per share	33,199	32,818

The following table sets forth the computation of Non- GAAP basic and diluted net earnings per share:
Numerator:
Net income	$3,157	$1,154
Denominator:
Weighted-average common shares outstanding (basic)	32,838	32,476

Weighted-average common shares outstanding (diluted)	33,199	32,818

Basic net earnings per share	$0.10	$0.04

Diluted net earnings per share	$0.10	$0.04

DivX, Inc.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2010	2009
Net cash provided by (used in) operating activities	$(2,401)	$2,532
Net cash used in investing activities	(3,999)	(24,800)
Net cash provided by financing activities	144	456
Effect of exchange rate changes on cash	(38)	(108)

Net decrease in cash and cash equivalents	(6,294)	(21,920)
Cash and cash equivalents at beginning of period	14,883	43,442

Cash and cash equivalents at end of period	$8,589	$21,522